EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

The Registrant has one subsidiary, Unity Bank.
Unity Bank has two subsidiaries, Unity Investment Company, Inc., and Unity
  Financial Services, Inc.

                                   EXHIBIT 23a

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Unity Bancorp, Inc.:

We consent to incorporation by reference in registration statements No. 33-20687 on Form S-8, No. 333-78603 on Form S-3 and No. 333-46509 on Form S-3A of Unity Bancorp, Inc. of our report dated February 28, 2001, relating to the consolidated balance sheets of Unity Bancorp, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years then ended, which report is incorporated by reference to the December 31, 2000 Annual Report on Form 10-KSB of Unity Bancorp, Inc.

                                                              KPMG LLP

Short Hills, New Jersey
March 28, 2001


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